CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4/A Amendment No. 2 of Lexaria Bioscience Corp. of our reports dated November 22, 2017 and November 24, 2016, relating to the consolidated financial statements, which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts and Counsel” in this Registration Statement.

“DAVIDSON & COMPANY LLP”

Chartered Professional Accountants

Vancouver, Canada

March 1, 2018